Exhibit 23.2
BEHRE DOLBEAR
founded 1911 MINERALS INDUSTRY ADVISORS
BEHRE DOLBEAR & COMPANY (USA), INC.

February 8, 2016

Stillwater Mining Company
P.O. Box 1530
536 East Pike Avenue
Columbus, MT 59019

Re: Consent for Reference in Form 10-K Filing

Dear Gentlemen:

Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10-K with the U.S. Securities and Exchange Commission. Please contact us if you require further assistance.

Sincerely,

/s/ BEHRE DOLBEAR & COMPANY (USA), INC.